UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 21, 2018

Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity: 0001735733
COMM 2018-COR3 Mortgage Trust

(Exact name of issuing entity)

Central Index Key Number of the sponsor: 0001541294
German American Capital Corporation

(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor: 0001555524
LoanCore Capital Markets LLC

(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor: 0001701238
Citi Real Estate Funding Inc.

(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor: 0000835271
JPMorgan Chase Bank, National Association

(Exact name of sponsor as specified in its charter)

Central Index Key Number of the registrant: 0001013454

Deutsche Mortgage & Asset Receiving Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-206705-13	04-3310019
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation of registrant)	File Number of issuing entity)	Identification No. of registrant)

60 Wall Street

New York, New York

(Address of principal executive offices of registrant)

(212) 250-2500

Registrant’s telephone number, including area code

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 21, 2018, Wells Fargo Bank, National Association, as trustee, for the benefit of the holders of the COMM 2018-COR3 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-COR3, and Deutsche Bank AG, New York Branch entered into an Amended and Restated Agreement Between Noteholders, dated as of August 21, 2018, with respect to the 1001 North Shoreline Boulevard mortgage loan (the “Amended 1001 North Shoreline Boulevard Intercreditor Agreement”), an executed version of which is attached hereto as Exhibit 4.1. Among other things, the Amended 1001 North Shoreline Boulevard Intercreditor Agreement amends the original intercreditor agreement to add certain major decisions and give the holder of Note B certain additional consultation rights.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit 4.1	Amended and Restated Agreement Between Noteholders, dated as of August 21, 2018, by and between Wells Fargo Bank, National Association, as Trustee for the Benefit of the Holders of the COMM 2018-COR3 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-COR3, as Note A Holder, and Deutsche Bank AG, New York Branch, as Initial Note B Holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
(Registrant)
Date: August 24, 2018
	By:	/s/ Helaine Kaplan
Name: Helaine Kaplan
Title: President (senior officer in charge of securitization of the depositor)

	By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Director